UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):     August 18, 2006
Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:     (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
Board of Directors Committee Chairmen Fees. On August 18, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Premier Exhibitions, Inc. (the “Company”) approved the annual fees to be received by the Chairmen of the Committees of the Board of Directors for the fiscal year ending February 28, 2007.

Committee Position	Annual Fee
Audit Committee Chairman	$2,500
Compensation Committee Chairman	$2,000
Corporate Governance and Nominating Committee Chairman	$2,000

Board of Directors Meeting Fees.
     In Person Meeting Fees. On August 18, 2006, the Compensation Committee approved a $1,000 per diem Board of Directors meeting fee to be received by the Company’s non-employee Directors for in person attendance at Board of Directors and Committee meetings for the fiscal year ending February 28, 2007.
     Telephonic Meeting Fees. On August 18, 2006, the Compensation Committee approved a $300 per diem meeting fee to be received by the Company’s non-employee Directors for telephonic attendance at Board of Directors and Committee meetings for the fiscal year ending February 28, 2007.
Stock Option Grants. On August 18, 2006, the shareholders of Premier Exhibitions, Inc. (the “Company”) approved the Company’s Amended and Restated 2004 Stock Option Plan (the “Amended Plan”). Following such approval, the Compensation Committee finalized the previously approved stock option grants set forth below. Each stock option has a ten year term.

Stock Option Grant	Number of Options
Douglas Banker, Director (1)	75,000
N. Nick Cretan, Director (1)	75,000
Stephen Couture, Vice President and Chief Financial Officer and Director (3)	75,000
Arnie Geller, Chairman of the Board, President and Chief Executive Officer (2)	475,000
Alan Reed, Director (3)	75,000

(1)	Such options were granted in connection with service to the Company as a Director and were subject to shareholder approval of the Amended Plan at the Company’s 2006 Annual Meeting of Shareholders. Such options vest over a three year period and have an exercise price equal to $3.65, that being the closing price of the Company’s Common Stock on January 27, 2007 (the date such options were approved by the Board of Directors).

(2)	Includes options to purchase 400,000 shares of common stock granted to Mr. Geller in connection with his amended Employment Agreement. Such options have an exercise price equal to $4.31, that being the closing price of the Company’s Common Stock on April 11, 2006 (the date the amendment to Mr. Geller’s Employment Agreement was approved by the Board of Directors and executed by Mr. Geller). Also includes options to purchase 75,000 shares of the Company’s Common Stock granted in connection with Mr. Geller’s service to the Company as a Director. Such options vest over a three year period and have an exercise price equal to $3.65, that being the closing price of the Company’s Common Stock on January 27, 2006 (the date such options were approved by the Board of Directors). The finalization of the stock options referred to above were subject to shareholder approval of the Amended Plan at the Company’s 2006 Annual Meeting of Shareholders.

(3)	Such options were granted in connection with service to the Company as a Director, subject to shareholder approval of the Amended 2004 Plan at the Company’s 2006 Annual Meeting of Shareholders. Such options vest over a three year period and have an exercise price equal to $3.95, that being the closing price of the Company’s Common Stock on February 21, 2006 (the date that Messrs. Couture and Reed were appointed as Directors and that such options were approved by the Board of Directors).
Item 8.01. Other Events.
     On August 18, 2006, the Company’s Board of Directors re-appointed all of its current officers for an additional term expiring at the Company’s 2007 Annual Meeting of Shareholders. In addition, Brian Wainger, the Company’s Vice President and Chief Legal Counsel, was also appointed as the Company’s Secretary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: August 24, 2006	By:	/s/ Arnie Geller

Arnie Geller President and Chief Executive Officer